Exhibit 23.01

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Pressure Biosciences, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pressure Biosciences, Inc. of our report dated March 31, 2005 relating to the financial statements of Pressure Biosciences, Inc. (formerly Boston Biomedica, Inc.) for the years ended December 31, 2004 and 2003, which appears in the Company's Annual Report on Form 10-KSB filed on April 22, 2005.


/s/ WEINBERG & COMPANY, P.A.
-------------------------------------
Certified Public Accountants


Boca Raton, Florida
September 26, 2005